Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Atlantica, Inc. (the “Registrant”) on Form 10-Q for the period ending June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, Alan D. Gordon, President and Chief Executive Officer, and Shelley Goff, Secretary, Chief Financial Officer and Principal Accounting Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	August 14, 2026	By:	/s/Alan D. Gordon
Alan D. Gordon, President, Chief Executive Officer and Director

Date:	August 14, 2026	By:	/s/Shelley Goff
Shelley Goff, Secretary, Chief Financial Officer and Principal Accounting Officer